UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) April 16, 2002



                  TWIN FACES EAST ENTERTAINMENT CORPORATION
             (Exact name of registrant as specified in charter)


NEVADA                                                            22-3374562
(State of other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                        Identification Number)

94 Arthur Hills Court
Henderson, Nevada                                                      89014
(Address of Principal Executive Office)                           (Zip Code)

                               (732) 763-0901
              (Registrant's Executive Office Telephone Number)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     Not applicable.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Not applicable.


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

     Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Registrant has appointed G. Brad Beckstead, CPA, Las Vegas, Nevada, as Registrant's independent accountants for the fiscal years ending December 31, 2000 and 2001. This is a change in accountants recommended by Registrant's Executive Management and approved by Registrant's Board of Directors. G. Brad Beckstead, CPA was engaged by Registrant on April 16, 2002.

     The audit reports issued by Grobstein, Horwath & Company LLP with respect to the Registrant's financial statements for 1999 and 1998 did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. From December 5, 1997 through April 16, 2002, when Grobstein, Horwath & Company LLP was dismissed as the Registrant's independent accountant, there were no disagreements between the Registrant and Grobstein, Horwath & Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grobstein, Horwath & Company LLP, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

     The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Grobstein, Horwath & Company LLP, as the independent accountants of Registrant.

ITEM 5.   OTHER EVENTS

     Not applicable.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     Not applicable.

ITEM 7.   FINANCIAL STATEMENTS

     Not applicable.


ITEM 8.   CHANGE IN FISCAL YEAR

     Not applicable.

EXHIBITS
23* Letter of Grobstein, Horwath & Company LLP regarding change in certifying accountant.
______
*Filed herewith

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TWIN FACES EAST ENTERTAINMENT CORPORATION

                                   By /s/ Michael Smolanoff
                                      Michael Smolanoff, President


Date: April 30, 2002